SHAREHOLDERS AGREEMENT

OF

r3alm inc.

BY AND AMONG

CAPITAL REALM, INC.
VYSTAR CORPORATION
and
r3alm inc.

Effective as of the Closing Date

Execution Form v1.1

Wyoming Company No. 2026-002015010

1309 Coffeen Avenue STE 1200, Sheridan, Wyoming 82801

THIS SHAREHOLDERS AGREEMENT (this "Agreement") is entered into and becomes effective as of the Closing Date (the "Effective Date") by and among **CAPITAL REALM, INC.**, an Ohio corporation ("Capital Realm"), **VYSTAR CORPORATION**, a Georgia corporation ("Vystar"), and **r3alm inc.**, a Wyoming profit corporation, Wyoming Company No. 2026-002015010 (the "Company"). Capital Realm, Vystar and the Company are each a "Party" and collectively the "Parties."

RECITALS

A. The Company is a Wyoming corporation formed to own, develop, operate, commercialize and protect the R3alm Ecosystem and related technology, intellectual property, financial-technology, Web3, blockchain, artificial-intelligence, tokenization and capital-markets businesses.

B. Capital Realm developed, assembled, documented, branded and organized the R3alm Ecosystem and, pursuant to an Assignment of Intellectual Property effective July 24, 2026 (the "IP Assignment"), assigned the intellectual property and related assets described therein to the Company. The Company is the owner of the intellectual property assigned under the IP Assignment. Vystar was not a party or signatory to the IP Assignment.

C. Immediately before the Closing, Capital Realm is the sole legal and beneficial shareholder of the Company and owns all ninety million (90,000,000) issued and outstanding shares of the Company's common stock. Vystar owns no shares or other equity securities of the Company before the Closing.

D. Under the Stock Purchase, Share Exchange and Equity Acquisition Agreement among the Parties (the "Purchase Agreement"), the Company will issue ninety million (90,000,000) newly issued shares of common stock to Vystar at the Closing. Immediately after that issuance, Capital Realm and Vystar will each own ninety million (90,000,000) shares, representing fifty percent (50%) of the issued and outstanding common stock of the Company.

E. The consideration supporting the transaction includes exactly eight thousand three hundred seventy-one (8,371) shares of Vystar 10% Series B Preferred Stock, each convertible into one thousand (1,000) shares of Vystar common stock, for an aggregate fixed conversion entitlement of eight million three hundred seventy-one thousand (8,371,000) shares of Vystar common stock, the rights provided under the True-Up Rights and 34% Ownership Maintenance Agreement, and aggregate cash consideration of two hundred fifty thousand dollars ($250,000), consisting of fifty thousand dollars ($50,000) payable to Capital Realm at Closing and two hundred thousand dollars ($200,000) payable to Capital Realm from additional financing conducted by the Company within twelve (12) months after Closing, all as more particularly provided in the Purchase Agreement and related transaction documents.

F. The Parties desire to establish the ownership, governance, management, information, transfer, intellectual-property protection, veto, deadlock and other arrangements that will apply to the Company after the Closing.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions.

"Affiliate" means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under common control with that Person; provided that the Company shall not be deemed an Affiliate of either Shareholder.

"Annual Budget" means the annual operating and capital budget of the Company approved in accordance with this Agreement.

"Applicable Law" means any law, statute, rule, regulation, order, judgment, listing requirement or governmental requirement applicable to a Party, the Company, the Business or the transactions contemplated by this Agreement.

"Board" means the four-member board of directors of the Company constituted under Article III.

"Business" means the ownership, development, operation and commercialization of the R3alm Ecosystem, including its technology, intellectual property, software, data, domains, brands, R3EQ equity-token and digital-twin framework, A.E.G.I.S. architecture, investor and issuer services, Web3, blockchain, artificial-intelligence, tokenization, capital-markets and related businesses, as approved in the Business Plan.

"Business Day" means any day other than Saturday, Sunday or a day on which commercial banks in New York, New York are authorized or required to close.

"Business Plan" means the written business plan of the Company approved in accordance with this Agreement.

"Capital Realm Directors" means the two directors nominated by Capital Realm under Section 3.2.

"Closing" and "Closing Date" have the meanings assigned in the Purchase Agreement.

"Company IP" means all intellectual property, technology and related assets owned by the Company, including the property assigned under the IP Assignment and all improvements, derivatives, developments and additions owned or acquired by the Company after the IP Assignment.

"Confidential Information" means non-public information concerning a Party, the Company, the Business, the Company IP, customers, counterparties, investors, financing plans, technical systems, security controls, operations, finances or strategy.

"Corporate Secretary" means the officer appointed under Section 3.5, who is not a voting director unless separately elected as one of the four directors.

"Deadlock Event" has the meaning set forth in Section 9.1.

"Governing Documents" means the Company's Articles of Incorporation and Bylaws, as amended from time to time.

"Joint Transaction Documents" means the Purchase Agreement, the True-Up Agreement, this Agreement, the IP Assignment, the corporate resolutions and the other agreements, instruments and certificates executed in connection with the Closing.

"Person" means an individual, corporation, limited liability company, partnership, trust, association, governmental authority or other legal entity.

"Required Shareholder Approval" means the prior written approval of Capital Realm and the prior written approval of Vystar, each acting in its capacity as a Shareholder.

"Reserved Matter" means any matter listed in Article V.

"R3EQ" means the Company's equity-token and digital-twin framework, including any token or digital record intended to evidence, represent, mirror or facilitate ownership or transfer of shares or beneficial interests in the Company.

"Shares" means shares of the Company's common stock and any successor or replacement security.

"Shareholder" means Capital Realm or Vystar, and "Shareholders" means both of them, for so long as they hold Shares.

"Transfer" means any direct or indirect sale, assignment, transfer, gift, pledge, encumbrance, grant of a participation or beneficial interest, merger, change of control or other disposition of legal or beneficial ownership.

"Vystar Directors" means the two directors nominated by Vystar under Section 3.2.

Section 1.2 Interpretation.

(a) The singular includes the plural and vice versa; references to a gender include every gender; and "including" means "including without limitation."

(b) References to an Article, Section, Schedule or Exhibit are references to this Agreement unless the context otherwise requires.

(c) References to a document include that document as amended in accordance with its terms. References to law include amendments, successor provisions and implementing regulations.

(d) The words "shall," "will" and "must" create binding obligations. The word "may" is permissive. Headings are for convenience only.

(e) This Agreement was negotiated by sophisticated Parties and shall be interpreted fairly without any presumption against the drafter.

Section 1.3 Priority and Consistency.

The Parties shall exercise their rights and take all corporate actions necessary to cause the Governing Documents to be consistent with this Agreement. As between the Parties, this Agreement controls with respect to the governance and ownership matters addressed herein, except to the extent a mandatory provision of Applicable Law requires otherwise. The economic consideration and closing mechanics are governed by the Purchase Agreement and the True-Up Agreement. The IP Assignment governs the completed transfer of the intellectual property described therein.

ARTICLE II

CAPITALIZATION AND SHAREHOLDER RIGHTS

Section 2.1 Pre-Closing Capitalization.

Immediately before the Closing, the Company has ninety million (90,000,000) issued and outstanding Shares, all of which are legally and beneficially owned by Capital Realm. No other shares, options, warrants, convertible securities, tokenized equity interests or other rights to acquire equity of the Company are outstanding, except as disclosed in writing to both Shareholders before Closing.

Section 2.2 Post-Closing Capitalization.

At the Closing, the Company shall issue ninety million (90,000,000) newly issued Shares to Vystar. Immediately after the Closing, the capitalization of the Company shall be as follows:

Shareholder	Shares	Percentage	Director Nominees
Capital Realm, Inc.	90,000,000	50.0%	Two
Vystar Corporation	90,000,000	50.0%	Two
Total	**180,000,000**	**100.0%**	**Four**

Section 2.3 No Additional Equity Without Approval.

The Company shall not authorize, issue, sell, grant, reserve, promise, convert, exchange, redeem, repurchase or otherwise create any Shares, preferred stock, options, warrants, convertible securities, equity-linked instruments, tokenized securities, R3EQ interests or other rights to acquire or participate in the equity, voting power or economic value of the Company without Required Shareholder Approval.

Section 2.4 Preemptive Rights.

If the Shareholders approve an issuance of equity securities, each Shareholder shall have the right, but not the obligation, to purchase its pro rata portion of the approved issuance on the same economic terms, sufficient to preserve its percentage ownership immediately before that issuance. The Company shall provide at least fifteen (15) Business Days' prior written notice describing the securities, price, material terms and proposed closing date. This Section does not apply to an issuance expressly approved in writing by both Shareholders as non-preemptive.

Section 2.5 No Implied Funding Obligation.

Except for obligations expressly stated in a Joint Transaction Document or later approved in writing by both Shareholders, neither Shareholder is required to contribute additional capital, lend money, guarantee obligations or provide services to the Company. A failure to make an unapproved contribution shall not cause dilution, forfeiture or loss of governance rights.

Section 2.6 Stock Ledger and Legends.

The Company shall maintain an accurate stock ledger showing the legal and beneficial ownership of all Shares. Each certificate or book-entry statement shall conspicuously refer to the transfer and governance restrictions in this Agreement. No Transfer is effective until recorded in the stock ledger in compliance with Article VII.

Section 2.7 R3EQ and Digital-Twin Securities.

No R3EQ token, certificate token, digital twin or other digital representation of Company equity shall be issued, minted, transferred or recognized as evidence of ownership unless Required Shareholder Approval has been obtained and the Board has approved written terms, stock-ledger procedures, transfer-

agent or administrator controls, securities-law restrictions, identity verification, transfer restrictions and procedures preventing duplicate ownership across digital and traditional records. Unless and until those approvals are completed, the Company's stock ledger is the exclusive record of legal ownership of Shares.

ARTICLE III

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Section 3.1 Board Size.

The Board shall consist of four (4) voting directors two (2) nominated from each side. The number of directors may not be increased or decreased without Required Shareholder Approval and any amendment of the Governing Documents required by Applicable Law. While there are four (4) directors each party gets one vote.

Section 3.2 Shareholder Nomination Rights.

(a) Capital Realm has the exclusive right to nominate, designate, remove and replace two (2) Capital Realm Directors.

(b) Vystar has the exclusive right to nominate, designate, remove and replace two (2) Vystar Directors.

(c) Each Shareholder shall vote its Shares and take all other actions reasonably necessary to elect and maintain in office the directors nominated by the other Shareholder in accordance with this Agreement.

(d) A vacancy in a Capital Realm Director seat may be filled only by Capital Realm. A vacancy in a Vystar Director seat may be filled only by Vystar.

(e) No Shareholder shall vote to remove a director nominated by the other Shareholder unless the nominating Shareholder has requested the removal in writing or removal is required by a final order of a court of competent jurisdiction.

Section 3.3 Chairperson.

The Board may appoint a Chairperson from among the directors. The Chairperson shall not have a casting, tie-breaking or additional vote and shall not possess authority beyond that expressly granted by the Board with Required Shareholder Approval.

Section 3.4 Meetings.

(a) The Board shall meet as reasonably necessary and at least once during each calendar quarter.

(b) At least five (5) Business Days' prior written notice, accompanied by an agenda and available supporting materials, shall be provided to each director, unless all directors waive notice.

(c) Directors may participate by telephone, video conference or other communications equipment through which all participants can hear each other simultaneously.

(d) A director may place a matter on the agenda by notice to the Corporate Secretary at least two (2) Business Days before the meeting. A matter not on the agenda may be considered only if at least one Capital Realm Director and one Vystar Director consent.

(e) The Company shall reimburse reasonable, documented expenses incurred by directors in attending meetings or conducting Company business authorized by the Board.

Section 3.5 Corporate Secretary.

(a) The Board shall appoint a Corporate Secretary. The initial Corporate Secretary shall be Martin K. Pelcin, who shall serve until resignation, removal or replacement by the Board in accordance with this Agreement.

(b) The Corporate Secretary shall provide or coordinate notices, prepare and maintain minutes, maintain and authenticate corporate records, keep the stock ledger or supervise the person maintaining it, retain written approvals and veto notices, and perform the duties assigned by the Board and the Bylaws.

(c) The Corporate Secretary may attend all Board and Shareholder meetings for the purpose of recording proceedings.

(d) Unless separately elected as one of the four directors, the Corporate Secretary is not a member of the Board, may not vote, is not counted for quorum and has no casting or tie-breaking vote.

Section 3.6 Quorum.

A quorum for a Board meeting consists of at least three (3) directors then in office, including at least one Capital Realm Director and at least one Vystar Director. No Reserved Matter may be considered unless at least one Capital Realm Director and one Vystar Director are present. If a meeting is adjourned for lack of quorum, the same quorum requirements apply to the reconvened meeting.

Section 3.7 Board Voting.

(a) Except for matters delegated to officers under an approved Business Plan, Annual Budget and authority matrix, and except for Reserved Matters, Board action requires the affirmative vote of at least three (3) of the four (4) directors.

(b) A Reserved Matter requires Required Shareholder Approval and any Board or Shareholder approval independently required by Applicable Law or the Governing Documents.

(c) Failure to obtain the required approval means the proposal is not approved. Silence, inaction, past practice or attendance at a meeting does not constitute approval.

(d) Any written consent of the Board must be signed by all four directors unless Applicable Law permits and both Shareholders approve a different procedure in writing for the specific action.

Section 3.8 Shareholder Meetings and Written Consents.

Shareholder meetings shall be called and conducted in accordance with Applicable Law and the Governing Documents. Each Reserved Matter requires Required Shareholder Approval whether proposed at a meeting or by written consent. The Company shall retain each written approval or veto in its minute book.

Section 3.9 Director Duties and Indemnification.

Each director shall perform the duties imposed by Applicable Law and shall not be required or permitted by this Agreement to disregard duties owed to the Company. The Company shall indemnify directors and officers to the fullest extent permitted by Applicable Law and shall use commercially reasonable efforts, when financially practicable, to maintain directors' and officers' liability insurance on terms approved by the Board.

Section 3.10 Committees.

The Board may establish committees only with Required Shareholder Approval. Each committee must include at least one Capital Realm Director and one Vystar Director. No committee may approve a Reserved Matter or exercise authority that would circumvent this Agreement.

ARTICLE IV

MANAGEMENT AND OPERATION OF THE BUSINESS

Section 4.1 Independent Corporate Entity.

The Company is an entity separate from each Shareholder. No Shareholder, director, officer, employee or Affiliate may bind another Shareholder or use the Company's funds, credit or assets for the obligations of a Shareholder or its Affiliates except under a written agreement approved as a Reserved Matter.

Section 4.2 Officers and Day-to-Day Authority.

The Board shall appoint the Company's officers. Subject to the approved Business Plan, Annual Budget, written policies and authority matrix, the Chief Executive Officer and other officers shall manage the ordinary-course day-to-day affairs of the Company. No officer may approve or implement a Reserved Matter.

Section 4.3 Functional Responsibilities.

(a) Capital Realm shall be responsible for development and implementation of the Business, provision of technical support, and fostering of technical human resources necessary for the Company to operate the Business. All decisions related to the development of the R3alm Ecosystem shall be made by Capital R3alm after reasonable consultation with Vystar.

(b) Vystar shall be responsible for the accounting, banking and financial processes of the Company. All decisions related to the Independent Auditor or accounting processes or practices, including adoption of internal controls, shall be made by Vystar after reasonable consultation with Capital Realm and Vystar's auditors.

Section 4.4 Business Plan and Annual Budget.

(a) The Board and both Shareholders shall approve an initial Business Plan, Annual Budget and authority matrix at or promptly after Closing.

(b) Management shall submit a proposed Business Plan and Annual Budget for the next fiscal year no later than November 15, and the Parties shall use good-faith efforts to approve them by December 15.

(c) If a replacement Annual Budget is not approved by the beginning of a fiscal year, the most recently approved Annual Budget shall continue month-to-month at one-twelfth of its annual amounts, together with legally required payments, taxes, insurance, payroll for approved positions and expenditures necessary to protect the Company IP and preserve the Company's existence, until a replacement is approved.

(d) A material deviation from the approved Business Plan or Annual Budget is a Reserved Matter.

Section 4.5 Banking and Financial Controls.

(a) All Company funds shall be held in accounts in the Company's legal name at financial institutions approved by the Board.

(b) The Board shall approve an authority matrix identifying authorized signatories, payment limits, wire procedures, custody controls and segregation of duties. The authority matrix and any material amendment are Reserved Matters.

(c) No payment to a Shareholder, director, officer or Affiliate may be made except under a written agreement or reimbursement policy approved as a Reserved Matter.

(d) Company funds and financing proceeds shall not be commingled with the funds of either Shareholder or any Affiliate.

Section 4.6 Accounting, Audit and Records.

The Company shall maintain complete and accurate books and records in accordance with accounting policies approved by the Board. The independent auditor, if any, shall be selected or removed only with Vystar's approval. Each Shareholder and its professional advisers shall have reasonable access to the Company's records during normal business hours, subject to confidentiality, privilege, cybersecurity and data-protection requirements.

Section 4.7 Reporting.

(a) Within twenty (20) days after each month-end, management shall deliver unaudited management accounts, cash balances, accounts payable and receivable, budget-to-actual results and a material-events report.

(b) Within forty-five (45) days after each calendar quarter, management shall deliver quarterly financial statements, capitalization information, financing activity, material contracts, litigation and compliance updates.

(c) Annual financial statements shall be delivered within ninety (90) days after fiscal year-end, audited or reviewed to the extent required by Applicable Law, financing documents, the Board or the approved Annual Budget.

Section 4.8 Compliance and Public Disclosures.

The Company and the Shareholders shall cooperate in good faith concerning securities-law, SEC, state, tax and other filings arising from the Company or the Joint Transaction Documents. Vystar retains responsibility for its own public-company disclosures. Except where immediate disclosure is legally required, Vystar shall provide Capital Realm and the Company a reasonable opportunity to review factual descriptions of the Company, the Company IP and the transactions before filing or publication.

ARTICLE V

RESERVED MATTERS AND MUTUAL VETO RIGHTS

Section 5.1 Mutual Approval Requirement.

Neither the Company, the Board, a committee, an officer, a subsidiary, an agent nor either Shareholder acting through the Company shall authorize, approve, undertake, commit to or consummate a Reserved Matter unless Required Shareholder Approval has first been obtained. Either Shareholder may veto a Reserved Matter by withholding or expressly denying its written approval. A veto is effective when communicated in writing and need not state a reason.

Section 5.2 Reserved Matters.

Each of the following is a Reserved Matter:

(1) Governing Documents and Governance: amending, restating, waiving or repealing the Articles of Incorporation, Bylaws, this Agreement or the rights of any security; changing Board size, nomination rights, voting requirements or officer authority; or establishing a committee with delegated authority.

(2) Equity, Securities and R3EQ: authorizing, issuing, selling, granting, reserving, converting, redeeming, repurchasing or otherwise creating any shares, preferred stock, options, warrants, convertible securities, tokenized securities, R3EQ interests, digital twins or other equity-linked or voting instruments.

(3) Mergers and Control Transactions: a merger, consolidation, share exchange, recapitalization, reorganization, conversion, change of control, sale of substantially all assets, sale of the Company, tender offer or similar transaction.

(4) **Company IP:** selling, assigning, pledging, encumbering, exclusively licensing, abandoning, materially modifying ownership of, or transferring Company IP; transferring Company IP to Vystar, Capital Realm or any Affiliate; changing control of domains, repositories, administrative credentials or core data; or failing to maintain material patents, trademarks, domains or security controls.

(5) **Business Direction:** a material change to the nature, scope, branding, principal markets or strategic direction of the Business, or the discontinuance of a material line of business.

(6) **Financing and Securities Offerings:** any Regulation D, Regulation CF, Regulation A, Regulation S, public, private, tokenized or other financing or securities offering; any material amendment to an approved financing; or appointment of a broker-dealer, funding portal, transfer agent, escrow agent or placement agent.

(7) **Debt and Credit Support:** incurring, assuming, refinancing or modifying indebtedness outside the approved Annual Budget; granting a guarantee, indemnity, lien or security interest; or pledging material Company assets.

(8) **Budgets and Material Commitments:** approving or materially amending the Business Plan, Annual Budget or authority matrix; materially deviating from them; or entering into an unbudgeted material contract, capital expenditure, commitment or series of related transactions.

(9) **Subsidiaries, Joint Ventures and Investments:** forming, acquiring, disposing of, financing or materially restructuring a subsidiary, joint venture, partnership, special-purpose vehicle or material strategic investment.

(10) **Related-Party Transactions:** entering into, amending, renewing, terminating or waiving a transaction involving a Shareholder, director, officer, employee, significant consultant or Affiliate, other than reimbursement under a previously approved policy.

(11) **Senior Management and Professional Advisers:** appointing or removing the Chief Executive Officer, Chief Financial Officer, Corporate Secretary, principal accounting officer, outside securities counsel or other senior officer or professional adviser designated by the Board as material.

(12) **Distributions and Capital Returns:** declaring or paying a dividend or distribution, repurchasing or redeeming securities, making a return of capital, or transferring value to a Shareholder other than under an approved arm's-length agreement.

(13) **Material Litigation and Settlements:** commencing, settling, compromising, admitting liability in or waiving a material claim, proceeding or regulatory matter, particularly any matter involving ownership of the Company, Company IP, securities, fraud, regulatory status or injunctive relief.

(14) **Insolvency and Dissolution:** commencing bankruptcy, insolvency, receivership, assignment for creditors, dissolution, liquidation or winding-up proceedings, or consenting to the appointment of a receiver or custodian.

(15) **Tax and Accounting:** making or changing a material tax election, changing fiscal year, materially changing accounting policies or revenue recognition, or taking an action reasonably expected to create a material tax liability outside the approved Annual Budget.

(16) **Material Employment and Compensation:** adopting or materially amending an equity compensation plan, profit-sharing plan, executive employment agreement, change-in-control arrangement or material severance obligation.

(17) **Anti-Circumvention:** any series of related actions, use of an Affiliate or subsidiary, delegation, recharacterization or other arrangement having the purpose or effect of avoiding the approval requirements of this Agreement.

Section 5.3 Ordinary-Course Exception.

A matter is not a Reserved Matter solely because it involves an ordinary-course action expressly authorized within the approved Business Plan, Annual Budget and authority matrix, provided that the action is not otherwise listed in Section 5.2 and is not divided or structured to avoid approval.

Section 5.4 Approval Procedure.

(a) A request for Required Shareholder Approval shall describe the proposed action in reasonable detail and include available material documents, financial information and conflicts disclosures.

(b) Approval is effective only when signed or transmitted in writing by an authorized representative of each Shareholder. Approval may be conditional and applies only to the specific matter described.

(c) A Shareholder's director vote does not, by itself, constitute that Shareholder's written approval unless the vote or written consent expressly states that it is also the Shareholder's approval under this Article.

(d) The Corporate Secretary shall retain the approval or veto with the Company's minutes and transaction records.

Section 5.5 Emergency Actions.

An officer may take the minimum action reasonably necessary to prevent imminent loss of life, material bodily injury, criminal violation, lapse of corporate existence or immediate and material destruction or compromise of Company IP or information systems when prior approval cannot reasonably be obtained. The officer shall notify both Shareholders and all directors as soon as practicable, and in no event later than one (1) Business Day after the action. Emergency authority may not be used to complete a financing, issue securities, transfer Company IP or effect a control transaction.

ARTICLE VI

INTELLECTUAL PROPERTY, OPPORTUNITIES AND RELATED DEALINGS

Section 6.1 Ownership of Company IP.

The Company is the owner of the Company IP. Neither Shareholder acquires direct ownership of Company IP merely by owning Shares. The IP Assignment remains a bilateral agreement between Capital Realm and the Company, and Vystar is not a party, signatory or beneficiary under that agreement.

Section 6.2 Protection of Company IP.

The Company shall maintain commercially reasonable records, access controls, backups, domain and repository ownership, confidentiality protections and prosecution or maintenance procedures for material Company IP. Material credentials and administrative access shall be held in Company-controlled accounts and administered under policies approved by the Board.

Section 6.3 New Developments.

Intellectual property created specifically for the Company by officers, employees, consultants or service providers shall be owned by the Company to the extent provided in written invention-assignment, work-for-hire or services agreements approved by the Board. Background intellectual property of a Shareholder or third party remains owned by its original owner unless expressly assigned in writing.

Section 6.4 Company Opportunities and Non-Diversion.

Neither Shareholder nor its controlled Affiliates shall knowingly divert to itself a specific business opportunity that was developed using Company resources, is within an approved Business Plan and was formally presented to the Board for pursuit by the Company, unless the Board and both Shareholders decline the opportunity in writing. This Section does not prohibit either Shareholder or its Affiliates from

conducting existing businesses or pursuing opportunities independently developed without use of Company Confidential Information or resources.

Section 6.5 Arm's-Length Dealings.

Transactions between the Company and a Shareholder or Affiliate must be in writing, on fair and commercially reasonable terms, fully disclosed and approved as a Reserved Matter. No Shareholder may charge the Company a management, overhead, affiliate, licensing or similar fee unless expressly approved in writing by the other Shareholder.

Section 6.6 Non-Solicitation.

During the term of this Agreement and for twelve (12) months after a Shareholder ceases to own Shares, that Shareholder shall not knowingly solicit for employment a senior employee of the Company with whom it had material contact through the Company, except through a general solicitation not targeted at Company personnel or with the Company's written consent. This Section does not prohibit hiring a person who independently approaches the Shareholder without prior targeted solicitation.

ARTICLE VII

TRANSFERS OF SHARES

Section 7.1 General Restriction.

No Shareholder may Transfer any Shares or any legal, beneficial, voting or economic interest in Shares without the prior written consent of the other Shareholder, except for a Permitted Affiliate Transfer under Section 7.2. A purported Transfer in violation of this Agreement is void to the fullest extent permitted by law and shall not be recorded in the Company's stock ledger.

Section 7.2 Permitted Affiliate Transfers.

A Shareholder may Transfer Shares to a wholly owned direct or indirect Affiliate if: (a) the transferee signs a joinder agreeing to be bound by this Agreement; (b) the transferring Shareholder remains liable for the transferee's obligations; (c) the Transfer complies with Applicable Law; and (d) the Shares are retransferred before the transferee ceases to be wholly owned by the transferring Shareholder. A Permitted Affiliate Transfer does not increase nomination, voting or veto rights.

Section 7.3 Change of Control.

A Change of Control of a Shareholder is deemed a Transfer of all Shares owned by that Shareholder and requires the prior written consent of the other Shareholder, unless the other Shareholder approved the Change of Control in writing or the Change of Control results from trading of Vystar's publicly traded securities without participation or agreement by Vystar or its controlled Affiliates and does not result in a Person obtaining contractual control over Vystar's disposition or voting of the Shares.

Section 7.4 Transferee Joinder.

No approved transferee shall be recognized as a Shareholder unless it executes a joinder in form reasonably acceptable to the Company and the non-transferring Shareholder. The transferor remains bound by obligations that accrued before the Transfer.

Section 7.5 No Pledge or Encumbrance.

No Shareholder may pledge, mortgage, encumber or grant a security interest in its Shares without the prior written approval of the other Shareholder. An approved secured party must acknowledge the restrictions in this Agreement and may not exercise remedies in a manner that would result in an unapproved Transfer.

Section 7.6 Legend and Stock-Ledger Control.

The Company shall place a conspicuous legend or notation on each certificate or book-entry statement referring to this Agreement. The Corporate Secretary shall not register a Transfer unless satisfied that the Transfer complies with this Article and Applicable Law.

ARTICLE VIII

REPRESENTATIONS, COVENANTS, TERM AND TERMINATION

Section 8.1 Mutual Representations.

Each Shareholder represents to the other Shareholder and the Company that: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction; (b) it has full power and authority to enter into and perform this Agreement; (c) execution and performance have been duly authorized; (d) this Agreement is binding upon it, subject to bankruptcy and equitable principles; and (e) execution and performance do not violate its governing documents or any material agreement binding upon it, except as disclosed in writing before execution.

Section 8.2 Company Representations.

The Company represents that: (a) it is duly incorporated and validly existing under Wyoming law; (b) immediately before Closing its capitalization is as stated in Section 2.1; (c) immediately after Closing its capitalization will be as stated in Section 2.2; (d) it owns the Company IP assigned under the IP Assignment, subject to disclosed third-party rights and administrative recordations; and (e) it has approved this Agreement and will maintain it in its corporate records.

Section 8.3 Term.

This Agreement begins on the Effective Date and continues until the earliest of: (a) written agreement of both Shareholders and the Company; (b) one Shareholder becoming the legal and beneficial owner of all outstanding Shares; (c) dissolution of the Company approved as a Reserved Matter and completion of winding up; or (d) replacement by another agreement signed by both Shareholders and the Company.

Section 8.4 No Unilateral Termination.

No Shareholder may terminate this Agreement unilaterally solely because of a dispute, Deadlock Event, insolvency proceeding, Change of Control or alleged breach. Those matters may give rise to remedies under this Agreement or Applicable Law but do not automatically terminate governance, veto, IP-protection or transfer restrictions.

Section 8.5 Survival of Rights.

Termination does not affect rights and obligations accrued before termination. Articles VI, VII, X and XI, and provisions that by their nature should survive, continue in accordance with their terms.

Section 8.6 No Automatic Liquidation.

No Deadlock Event, breach or termination automatically requires or authorizes liquidation of the Company or disposition of Company IP. Dissolution, liquidation and disposition of material Company IP remain Reserved Matters.

Section 8.7 Public Corporation Transition.

If this Agreement ceases to be effective as a statutory shareholder agreement because the Company becomes a public corporation or for another reason under Applicable Law, the Parties shall cooperate in good faith to amend the Governing Documents and enter into replacement agreements preserving, to the maximum extent legally permitted, the economic and governance intent of this Agreement.

ARTICLE IX

DEADLOCK RESOLUTION

Section 9.1 Deadlock Event.

A "Deadlock Event" occurs when a Reserved Matter or other material Board decision fails to receive the required approvals and the failure remains unresolved for ten (10) Business Days after either Shareholder delivers written notice describing the matter and the effect of the failure on the Company.

Section 9.2 Status Quo.

During a Deadlock Event, the Company shall continue ordinary-course operations consistent with the most recently approved Business Plan, Annual Budget and authority matrix. No Reserved Matter may be implemented without Required Shareholder Approval. Each Party shall take reasonable steps to protect the Company IP, employees, customers, licenses and corporate existence.

Section 9.3 Board Reconsideration.

Within five (5) Business Days after a Deadlock Notice, the Board shall reconvene and consider revised proposals, additional information, alternatives and any temporary measures that do not constitute a Reserved Matter.

Section 9.4 Executive Escalation.

If the Deadlock continues, Capital Realm and Vystar shall each designate a senior executive with authority to negotiate. The executives shall meet promptly and in good faith, in person or remotely, and shall attempt to reach a written resolution.

Section 9.5 Mediation.

If the Deadlock is not resolved within fifteen (15) Business Days after executive escalation, the Parties shall participate in confidential, non-binding mediation before a mutually agreed mediator in Sheridan, Wyoming or by remote conference. The cost of mediation shall be shared equally.

Section 9.6 Limited Expert Determination.

By written agreement, the Parties may submit a discrete accounting, valuation, cybersecurity or technical issue to an independent expert. The expert's authority is limited to the issue submitted and may not authorize a Reserved Matter or override a Shareholder veto.

Section 9.7 No Override of Veto.

No mediator, expert, director, officer, committee or other person may override the requirement for Required Shareholder Approval. A court may grant relief necessary to enforce this Agreement, prevent unauthorized action or remedy a breach, but no Party intends that a court substitute its business judgment for a Shareholder's approval of a Reserved Matter except as mandatory law requires.

Section 9.8 Voluntary Resolution Transactions.

The Shareholders may agree in writing to a buyout, sale, restructuring, put or call arrangement, recapitalization or other transaction to resolve a Deadlock Event. Neither Shareholder is obligated to accept such a proposal absent a signed agreement. No failure to agree causes automatic liquidation.

ARTICLE X

CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

Section 10.1 Company Confidential Information.

Each Shareholder shall keep Company Confidential Information confidential and use it only to exercise rights, perform obligations, monitor its investment, comply with law or obtain professional advice. Each Shareholder is responsible for breaches by its directors, officers, employees, Affiliates and advisers to whom it discloses the information.

Section 10.2 Exceptions.

Confidential Information does not include information that the receiving Party can demonstrate: (a) is or becomes public without breach; (b) was lawfully known without confidentiality restriction; (c) is received lawfully from a third party without breach; or (d) is independently developed without use of Confidential Information.

Section 10.3 Required Disclosures.

A Party may disclose Confidential Information to the extent required by Applicable Law, court order, SEC rule or stock-market requirement. To the extent legally permitted and reasonably practicable, the disclosing Party shall provide advance notice, disclose only what is required and consider reasonable comments intended to protect accuracy and confidentiality.

Section 10.4 Public Announcements.

Except for a legally required disclosure, no Party shall issue a press release or public statement concerning this Agreement, the Company, the Company IP or a Joint Transaction Document without prior consultation and written approval of both Shareholders. Approval shall not be unreasonably delayed when a disclosure is time-sensitive and factually accurate, but no Party is required to approve a statement that it reasonably believes is misleading or legally deficient.

Section 10.5 Return and Security.

Upon reasonable request following termination or an approved Transfer, a receiving Party shall return or destroy Confidential Information, subject to legal retention, backup and professional-record requirements. Each Party shall maintain commercially reasonable safeguards against unauthorized access or disclosure.

Section 10.6 Survival.

The confidentiality obligations survive for five (5) years after termination, except that trade secrets shall remain protected for so long as they qualify as trade secrets under Applicable Law.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Amendments and Waivers.

An amendment, waiver or consent under this Agreement is effective only if in writing and signed by both Shareholders and, where the Company's obligations or rights are affected, the Company. A waiver applies only to the specific instance stated and does not waive a later breach.

Section 11.2 Notices.

Notices shall be in writing and delivered by hand, recognized overnight courier or electronic mail with confirmation of receipt to the following addresses, or to another address designated by notice:

Party	Attention / Address	Email
Capital Realm, Inc.	Bernie O'Neill 1201 Dublin Road, Suite 603 Columbus, Ohio 43215	bernie.oneill@me.com
Vystar Corporation	Chief Executive Officer Address shown in Vystar's then-current public filings	jrotman@vytex.com
r3alm inc.	Corporate Secretary 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801	To the email designated in the Company minute book

Section 11.3 Expenses.

Each Party shall bear its own legal, accounting and other expenses relating to this Agreement unless a Joint Transaction Document expressly provides otherwise. The Company shall bear ordinary corporate administration expenses approved in the Annual Budget.

Section 11.4 Governing Law and Venue.

This Agreement is governed by the laws of the State of Wyoming, without regard to conflict-of-laws principles. The state and federal courts having jurisdiction in Sheridan County, Wyoming have exclusive jurisdiction over disputes arising from this Agreement, and each Party consents to personal jurisdiction and venue there.

Section 11.5 Specific Performance.

A breach of the governance, veto, transfer, confidentiality or Company IP provisions may cause irreparable harm for which money damages are inadequate. The non-breaching Parties are entitled to seek specific performance, temporary, preliminary and permanent injunctive relief and other equitable remedies, in addition to available legal remedies.

Section 11.6 Entire Agreement.

This Agreement and the other Joint Transaction Documents constitute the entire agreement among the Parties concerning their respective subject matters and supersede prior oral and written understandings on those subjects. No provision of this Agreement modifies the consideration payable under the Purchase Agreement or the rights under the True-Up Agreement unless the amendment expressly identifies the provision being modified and is signed by all affected parties.

Section 11.7 No Partnership, Agency or Third-Party Beneficiaries.

Nothing in this Agreement creates a partnership, agency or fiduciary relationship between the Shareholders. Neither Shareholder may bind the other. Except for permitted successors and assigns, no Person other than the Parties has rights under this Agreement.

28932/00001/4896-8505-4914 v.1

Section 11.8 Assignment.

No Party may assign this Agreement except in connection with an approved Transfer complying with Article VII. An assignment does not release the assignor from accrued obligations unless the other Parties expressly agree in writing.

Section 11.9 Severability and Reformation.

If a provision is held invalid or unenforceable, it shall be enforced to the maximum lawful extent and the remaining provisions shall remain effective. The Parties shall negotiate in good faith a lawful replacement that most closely reflects the original intent.

Section 11.10 Counterparts and Electronic Signatures.

This Agreement may be executed in counterparts, each of which is deemed an original and all of which constitute one instrument. Electronic and PDF signatures are effective as originals.

Section 11.11 Further Assurances.

Each Party shall execute and deliver additional documents and take reasonable actions necessary to implement this Agreement, including conforming the Governing Documents, stock ledger, share legends, Board appointments and corporate records.

Section 11.12 Company Acknowledgment and Statutory Notice.

The Company acknowledges that this Agreement is known to it and shall be maintained with its permanent records. The Company shall ensure that the existence of this Agreement and applicable transfer restrictions are conspicuously noted on share certificates and book-entry information statements to the extent required by Applicable Law.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have caused this Shareholders Agreement to be executed by their duly authorized representatives, effective as of the Closing Date.

CAPITAL REALM, INC.

By: Bernie O'Neill

Name: Bernie O'Neill

Title: Chief Executive Officer and Director

Date: 8/4/2026

VYSTAR CORPORATION

By: Jamie Rotman

Name: Jamie Rotman

Title: Chief Executive Officer

Date: 8/4/2026

r3alm inc.

By: Marilyn Roosevelt

Name: Marilyn Roosevelt

Title: Director

Date: 8/5/2026

SCHEDULE 1

CAPITALIZATION AND GOVERNANCE RECORD

This Schedule records the capitalization and governance structure to be reflected in the Company's stock ledger, minute book and organizational records at Closing.

Item	Pre-Closing	Post-Closing
Capital Realm Shares	90,000,000	90,000,000
Vystar Shares	0	90,000,000
Total Issued and Outstanding Shares	90,000,000	180,000,000
Capital Realm Ownership	100.0%	50.0%
Vystar Ownership	0.0%	50.0%
Board Size	As reflected in pre-Closing records	Four voting directors
Capital Realm Nominees	Not applicable	Two directors
Vystar Nominees	None	Two directors
Corporate Secretary	Martin K. Pelcin	Martin K. Pelcin, unless changed by Board action under this Agreement

Director designations may be delivered by each Shareholder through a written designation notice signed by its authorized representative and filed with the Corporate Secretary. The designation notice does not amend this Agreement.

SCHEDULE 2

FORM OF DIRECTOR DESIGNATION NOTICE

The undersigned Shareholder, acting under Section 3.2 of the Shareholders Agreement of r3alm inc., designates the following individual(s) to serve as its nominee director(s), effective on the date stated below:

Shareholder: ____

Nominee Director 1: ______________________________________

Nominee Director 2: ______________________________________

Effective Date: ____

Authorized Signatory: _____________________________________

Name and Title: ____

The Shareholder represents that each nominee has consented to serve and will perform the duties imposed by Applicable Law, the Governing Documents and the Shareholders Agreement.

SCHEDULE 3

FORM OF SHAREHOLDER RESERVED-MATTER APPROVAL

This written approval is delivered under Article V of the Shareholders Agreement of r3alm inc.

Reserved Matter: ____

Description and documents reviewed: _____________________________

____

Conditions, if any: ____

Effective date / expiration: _____________________________________

CAPITAL REALM, INC.

By: Ernie O'Neill ______________________________________

Name: ____

Title: ____

Date: 8/4/2026

VYSTAR CORPORATION

By: Jamie Kotman ______________________________________

Name: ____

Title: ____

Date: 8/4/2026

CORPORATE RESOLUTIONS BOOK

Capital Realm, Inc. - r3alm inc. - Vystar Corporation

Transaction Draft v1.3 - July 28, 2026

This form must be conformed to the final transaction documents and governing documents before signature.

APPROVAL OF IP ASSIGNMENT, VYSTAR'S 50% ACQUISITION OF r3alm inc., VYSTAR SECURITIES, 34% TRUE-UP AND $250,000 CASH CONSIDERATION

PACKAGE CONTENTS

No.	Document	Status	Primary Signatures
1	Capital Realm Board Consent	Required	All Capital Realm directors
2	Capital Realm Shareholder Consent	Protective / required if applicable	All voting shareholders unless counsel approves another process
3	Capital Realm Sole Shareholder Consent of r3alm	Required	Capital Realm by Bernie O'Neill
4	r3alm Pre-Closing Board Consent	Required	Marilyn Roosevelt and Martin K. Pelcin
5	r3alm Post-Closing Shareholder Consent	Required to implement final governance	Capital Realm and Vystar
6	r3alm Post-Closing Board Organizational Consent	Required after new Board takes office	All post-Closing r3alm directors
7	Vystar Board Consent	Required	All Vystar directors
8	Vystar Shareholder Resolutions	Conditional	Required voting groups if applicable
9	Certificates and Execution Matrix	Closing support	Corporate secretaries / certifying officers

CONTROLLING TRANSACTION ASSUMPTIONS

1. The IP Assignment is a prior bilateral agreement solely between Capital Realm, Inc. and r3alm inc.; Vystar Corporation is not a party, signatory or beneficiary.

2. Capital Realm, Inc. currently owns all 90,000,000 issued and outstanding common shares of r3alm inc.

3. At Closing, r3alm inc. will issue 90,000,000 new common shares to Vystar Corporation, producing 180,000,000 total issued shares and 50% / 50% ownership.

4. Vystar consideration includes exactly 8,371 shares of Vystar 10% Series B Preferred Stock, each convertible at a stated 1:1,000 ratio, for 8,371,000 initial common-stock equivalents, subject to an initial true-up and 24 months of continuing protection so that Capital Realm maintains 34.0% of Vystar common shares.

5. Cash consideration is $250,000 in addition to the securities: $50,000 at Closing less $20,000 deposit paid, and $200,000 through r3alm additional financing completed within 12 months, with the outside payment obligation stated in the Purchase Agreement.

6. The final Shareholders Agreement, post-Closing r3alm Board and officer roster, Vystar preferred-stock amendment/designation, remain Closing completion items.

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

CAPITAL REALM, INC.

Approval and Ratification of IP Assignment and Vystar - r3alm Transaction

Effective as of [DATE], 2026

This form must be conformed to the final transaction documents and governing documents before signature.

The undersigned, constituting all members of the Board of Directors (the "Board") of Capital Realm, Inc., an Ohio corporation ("Capital Realm"), hereby adopt the following resolutions by written consent in lieu of a meeting, subject to the Articles of Incorporation, Regulations and applicable law.

RECITALS

A. Capital Realm developed, assembled, documented, branded and organized the intellectual property, software, technical repositories, brand assets, R3EQ materials, A.E.G.I.S. architecture, business plans, investor materials, accounts, vendor relationships and related assets known as the R3alm Ecosystem.

B. Pursuant to an Assignment of Intellectual Property effective July 24, 2026 (the "IP Assignment"), Capital Realm assigned the R3alm Ecosystem and the assets described therein to r3alm inc., a Wyoming corporation, Wyoming Company No. 2026-002015010 ("r3alm"). The IP Assignment is solely between Capital Realm and r3alm; Vystar Corporation is not a party, signatory or beneficiary.

C. In connection with the IP contribution and initial capitalization of r3alm, r3alm issued 90,000,000 shares of common stock to Capital Realm, and Capital Realm currently owns all 90,000,000 issued and outstanding shares of r3alm.

D. The Board has reviewed the proposed Stock Purchase, Share Exchange and Equity Acquisition Agreement among Vystar Corporation, Capital Realm and r3alm (the "Purchase Agreement"), the Series B Preferred Stock Subscription Agreement between Vystar Corporation and Capital Realm (the "Subscription Agreement"), the True-Up Rights and 34% Ownership Maintenance Agreement between Vystar Corporation and Capital Realm (the "True-Up Agreement"), the Shareholders Agreement governing r3alm following Closing, the transfer-agent instructions, financing-proceeds payment direction, closing memorandum and related certificates and instruments (collectively, the "Transaction Documents").

E. Under the Transaction Documents, r3alm will issue 90,000,000 new common shares to Vystar Corporation at Closing so that Capital Realm and Vystar Corporation will each own 50% of r3alm immediately after Closing; Vystar Corporation will make available for subscription and issue exactly 8,371 shares of its 10% Series B Preferred Stock to Capital Realm at $0.0001 per share, for an aggregate subscription price of $0.8371, each preferred share being convertible into 1,000 shares of Vystar common stock for an aggregate initial conversion entitlement of 8,371,000 common shares; Capital Realm will be entitled to an initial and continuing true-up to maintain 34.0% ownership of Vystar common shares for 24 consecutive months; and Capital Realm will receive $250,000 in cash consideration, consisting of $50,000 at Closing and $200,000 through the financing-proceeds mechanism and outside payment obligation stated in the Purchase Agreement. The nominal subscription price does not reduce any acquisition consideration.

F. The Board has considered the terms, risks, benefits, alternatives and conditions to Closing and has determined that the transactions contemplated by the Transaction Documents are advisable and in the best interests of Capital Realm and its shareholders, subject to satisfaction or written waiver of the applicable Closing conditions.

NOW, THEREFORE, BE IT RESOLVED that the following resolutions are adopted:

1. **Ratification of IP Assignment.** The IP Assignment and all actions previously taken by Bernie O'Neill and other authorized representatives of Capital Realm to negotiate, execute, deliver and implement the IP Assignment are ratified, confirmed and approved in all respects. The Board confirms that legal title to the assigned property is held by r3alm and that no approval, signature or beneficiary status of Vystar Corporation is created under the IP Assignment.

2. **Ratification of Initial r3alm Capitalization.** The issuance by r3alm of 90,000,000 common shares to Capital Realm in consideration of the IP contribution and related corporate benefits is ratified, confirmed and approved, and the officers of Capital Realm are authorized to maintain the related stock certificate or book-entry statement and corporate records.

3. **Approval of Transaction Documents.** The Purchase Agreement, Subscription Agreement, True-Up Agreement, Shareholders Agreement and the other Transaction Documents, substantially in the forms presented to the Board and subject to final legal, tax, accounting and securities review, are approved. Capital Realm is authorized to enter into and perform the Transaction Documents and to pay or cause to be paid the aggregate Series B subscription price of $0.8371 at Closing.

4. **Approval of Economic Terms.** The Board approves the integrated consideration to be received by Capital Realm, including exactly 8,371 shares of Vystar 10% Series B Preferred Stock having an aggregate conversion entitlement of exactly 8,371,000 initial common-stock equivalents, the 34.0% ownership maintenance rights for 24 months, the $50,000 Closing payment, the $200,000 deferred payment and all related remedies. The 34.0% ownership requirement..

5. **Approval of r3alm Share Issuance to Vystar.** Capital Realm is authorized, in its capacity as the sole pre-Closing shareholder of r3alm, to approve r3alm's issuance of 90,000,000 common shares to Vystar Corporation at Closing, resulting in 180,000,000 total issued and outstanding r3alm common shares, held 90,000,000 by Capital Realm and 90,000,000 by Vystar Corporation.

6. **Sole Shareholder Consent.** The form of written consent of Capital Realm as sole shareholder of r3alm presented with these resolutions is approved, and Bernie O'Neill is authorized to execute and deliver that consent on behalf of Capital Realm.

7. **Closing Conditions and No Partial Closing.** Capital Realm shall not be obligated to release or authorize the issuance of the r3alm shares to Vystar Corporation unless the material Closing conditions in the Purchase Agreement are satisfied or expressly waived in writing by Capital Realm, including delivery of the executed Subscription Agreement, evidence of payment and receipt of the $0.8371 aggregate subscription price, the Vystar securities, initial true-up shares, $50,000 Closing payment less $20,000 deposit paid, Series B statement confirmation, and the executed True-Up Agreement and Shareholders Agreement. No partial Closing is authorized.

8. **Authorized Signatory.** Bernie O'Neill, Chief Executive Officer and Director of Capital Realm, is authorized, in the name and on behalf of Capital Realm, to negotiate final conforming changes, execute and deliver the Transaction Documents, including the Subscription Agreement and Entity Accredited Investor and Investment Representation Certificate, pay or authorize the aggregate $0.8371 subscription price, and execute all closing certificates, investor representations, notices, waivers, consents and ancillary instruments. No authorized person may agree to a material reduction of the 50% r3alm interest retained by Capital Realm, the 34.0% Vystar protection, the 24-month true-up period, the $250,000 cash consideration, the 8,371 Series B Shares or the 8,371,000-share initial conversion entitlement without further Board approval.

9. **Securities, Tax and Regulatory Matters.** The officers of Capital Realm are authorized to make or cause to be made all securities-law, beneficial-ownership, tax, corporate-record and other filings or notices required of Capital Realm in connection with the transactions, after consultation with counsel.

10. **Further Actions.** Each authorized officer is empowered to execute such further documents, pay such reasonable fees, and take such further actions as the officer determines necessary or advisable to carry out these resolutions, with the execution or performance thereof constituting conclusive evidence of approval.

11. **Ratification of Prior Acts.** All lawful actions previously taken by the directors, officers, employees and agents of Capital Realm consistent with the purpose of these resolutions are ratified, confirmed and approved.

SIGNATURE PAGE

This consent may be executed in counterparts and by electronic signature. It becomes effective when signed by all directors of Capital Realm entitled to act on the matters addressed herein.

Signed by: Bernie O'Neill
____
Bernie O'Neill
Chief Executive Officer and Director
Date: 8/4/2026

DocuSigned by: Jamie Rotman
____
[ADDITIONAL DIRECTOR, IF ANY]
Director
Date: 8/4/2026

Signed by:
____
[ADDITIONAL DIRECTOR, IF ANY]
Director
Date: 8/5/2026

Completion item: confirm Capital Realm's full current Board roster and obtain every required director signature before relying on this as a unanimous written consent.

UNANIMOUS WRITTEN CONSENT OF THE SHAREHOLDERS

CAPITAL REALM, INC.

Ratification of IP Assignment and Approval of Vystar - r3alm Transaction

Effective as of [DATE], 2026

This form must be conformed to the final transaction documents and governing documents before signature.

The undersigned, being all shareholders entitled to notice of and to vote upon the actions set forth below, hereby consent in writing to the adoption of the following resolutions without a meeting, subject to the Articles of Incorporation, Regulations and applicable Ohio law.

RECITALS

A. Capital Realm assigned the R3alm Ecosystem and related assets to its wholly owned subsidiary, r3alm inc., pursuant to the bilateral IP Assignment effective July 24, 2026, and r3alm issued 90,000,000 common shares to Capital Realm in connection with that contribution.

B. Capital Realm currently owns 100% of r3alm, consisting of all 90,000,000 issued and outstanding common shares.

C. Capital Realm proposes to enter into the Purchase Agreement, True-Up Agreement and related Transaction Documents under which r3alm will issue 90,000,000 additional common shares to Vystar Corporation and Capital Realm will receive the Vystar securities, 34.0% ownership protection for 24 months and $250,000 of cash consideration described in the Transaction Documents.

D. The shareholders have received or had access to the material information reasonably necessary to evaluate the IP Assignment and the proposed transactions and desire to approve and ratify those actions, including to the extent shareholder approval is required because the IP Assignment constituted a disposition of all or substantially all assets outside the ordinary course or because Capital Realm's governing documents require shareholder approval.

NOW, THEREFORE, BE IT RESOLVED that the following resolutions are adopted:

1. Approval and Ratification of IP Assignment. The IP Assignment effective July 24, 2026, the transfer of the R3alm Ecosystem to r3alm, the receipt by Capital Realm of 90,000,000 r3alm common shares and all related actions are approved and ratified in all respects.

2. Approval of Transaction. The Purchase Agreement, Subscription Agreement, True-Up Agreement, Shareholders Agreement and other Transaction Documents, and the transactions contemplated thereby, are approved, including the subscription by Capital Realm for 8,371 Vystar Series B Preferred Shares at $0.0001 per share, payment of the aggregate $0.8371 subscription price, issuance by r3alm of 90,000,000 common shares to Vystar Corporation and the resulting 50% / 50% ownership of r3alm.

3. Approval of Consideration. The shareholders approve Capital Realm's receipt of the Vystar Series B Preferred Stock and common-share equivalents, the initial and continuing true-up to 34.0% of Vystar on a basis for 24 months, and the $250,000 cash consideration payable as $50,000 at Closing and $200,000 under the deferred financing-proceeds and outside payment provisions.

4. Authorization of Board and Officers. The Board and authorized officers of Capital Realm are authorized to finalize, execute, deliver and perform the Transaction Documents, complete the Subscription Agreement and entity investor certificate, pay or authorize the aggregate subscription price, and take all actions reasonably necessary to consummate the transactions, subject to the material economic limitations stated in the Board resolutions.

5. Waiver of Notice. Each signing shareholder acknowledges receipt of the information accompanying or incorporated into this consent and, to the extent legally waivable, waives any further notice of a meeting or solicitation relating to these actions. No appraisal or dissenters' rights are waived except to the extent expressly and validly waived by applicable law and the shareholder's execution of this consent.

6. Ratification. All prior lawful actions of the Board and officers consistent with these resolutions are ratified, confirmed and approved.

SHAREHOLDER SIGNATURE SCHEDULE

All shareholders entitled to notice and vote should sign unless counsel confirms that a meeting or a different consent threshold is permitted by the Articles and Regulations.

Shareholder Name	Class / Series	Shares Held	Signature	Date

WRITTEN CONSENT OF THE SOLE SHAREHOLDER

r3alm inc.

Executed by Capital Realm, Inc. as Sole Pre-Closing Shareholder

Effective as of [DATE], 2026

This form must be conformed to the final transaction documents and governing documents before signature.

Capital Realm, Inc., an Ohio corporation ("Capital Realm"), as the sole legal and beneficial shareholder of r3alm inc., a Wyoming corporation, Wyoming Company No. 2026-002015010 (the "Company"), owning all 90,000,000 issued and outstanding common shares of the Company, hereby adopts the following resolutions by written consent in lieu of a meeting.

RECITALS

A. Capital Realm assigned the R3alm Ecosystem and related assets to the Company under the bilateral IP Assignment effective July 24, 2026, and the Company issued 90,000,000 common shares to Capital Realm.

B. The Company proposes to enter into the Purchase Agreement and Shareholders Agreement and to issue 90,000,000 new common shares to Vystar Corporation at Closing for the integrated consideration and corporate benefits described in the Purchase Agreement.

C. The proposed issuance is for consideration other than solely cash and will exceed 20% of the voting power outstanding immediately before the transaction; therefore, the sole shareholder desires to approve the issuance and the integrated transaction expressly.

D. The Purchase Agreement also requires the Company to apply the first available financing proceeds received from additional financing completed within 12 months after Closing toward the $200,000 deferred cash payment to Capital Realm, subject to the terms of the Purchase Agreement and where funds are not required for Vystar operations and SEC filings and audits.

NOW, THEREFORE, BE IT RESOLVED that the following resolutions are adopted:

1. **Ratification of IP Assignment and Initial Issuance.** The Company's acceptance of the IP Assignment and issuance of 90,000,000 common shares to Capital Realm are approved and ratified, and the stock ledger shall continue to reflect Capital Realm as the holder of all issued shares immediately before Closing.

2. **Approval of Purchase Agreement and Shareholders Agreement.** The Company's execution, delivery and performance of the Purchase Agreement and Shareholders Agreement, substantially in the forms presented and as finally approved by Capital Realm, are approved.

3. **Approval of 90,000,000-Share Issuance.** The issuance by the Company at Closing of 90,000,000 new common shares to Vystar Corporation is approved. Immediately after the issuance, the Company shall have 180,000,000 common shares issued and outstanding, with Capital Realm holding 90,000,000 shares and Vystar Corporation holding 90,000,000 shares.

4. **Approval of Noncash Consideration and Corporate Benefit.** The integrated consideration and benefits to be received by the Company and Capital Realm under the Transaction Documents, including public-company participation, financing support, financial and accounting support, the Vystar securities, the 34.0% true-up rights and the $250,000 cash consideration, are approved as adequate consideration and corporate benefit for the issuance of 90,000,000 r3alm inc. common shares to Vystar Corporation.

5. **Approval of Deferred Cash Payment Covenant.** The Company's covenant to remit financing proceeds toward the $200,000 deferred cash consideration, the related irrevocable financing-proceeds payment direction and all reporting and anti-avoidance obligations are approved.

6. **Approval of Transfer Restrictions and Governance.** The transfer restrictions, reserved matters, board composition, information rights and other governance provisions contained in the final Shareholders Agreement are approved, subject to confirmation that the final agreement is consistent with the material economic and IP-protection terms approved by Capital Realm.

7. **Stock Ledger and Book-Entry Authorization.** The Company is directed to issue the Vystar shares in book-entry form only upon confirmation of simultaneous Closing, place the required securities-law and contractual restriction notation on the Company's stock records, and update the stock ledger to reflect the post-Closing capitalization.

8. **Authorized Signatory.** Bernie O'Neill, Chief Executive Officer and Director of Capital Realm, is authorized, in the name and on behalf of Capital Realm, to negotiate final conforming changes, execute and deliver the Transaction Documents, including the Subscription Agreement and Entity Accredited Investor and Investment Representation Certificate, pay or authorize the aggregate $0.8371 subscription price, and execute all closing certificates, investor representations, notices, waivers, consents and ancillary instruments. No authorized person may agree to a material reduction of the 50% r3alm interest retained by Capital Realm, the 34.0% Vystar protection, the 24-month true-up period, the $250,000 cash consideration, the 8,371 Series B Shares or the 8,371,000-share initial conversion entitlement without further Board approval.

9. **Ratification.** All lawful actions previously taken by Capital Realm in its capacity as shareholder of the Company consistent with these resolutions are ratified, confirmed and approved.

SIGNATURE PAGE

IN WITNESS WHEREOF, Capital Realm, Inc., as the sole pre-Closing shareholder of r3alm inc., has executed this written consent as of the date set forth below.

CAPITAL REALM, INC.

By: Bernie O'Neill
Name: Bernie O'Neill
Title: Chief Executive Officer and Director
Date: 8/4/2026

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

r3alm inc.

IP Assignment, Initial Capitalization, Share Issuance and Vystar Transaction

Effective as of [DATE], 2026

This form must be conformed to the final transaction documents and governing documents before signature.

The undersigned, constituting all members of the Board of Directors (the "Board") of r3alm inc., a Wyoming corporation, Wyoming Company No. 2026-002015010 (the "Company"), hereby adopt the following resolutions by written consent in lieu of a meeting.

RECITALS

A. The Company was organized as a Wyoming profit corporation and is authorized to issue sufficient common stock to complete the transactions described below.

B. Capital Realm, Inc. assigned the R3alm Ecosystem and related assets to the Company under the bilateral IP Assignment effective July 24, 2026. Bernie O'Neill signed for Capital Realm and Marilyn Roosevelt signed for the Company. Vystar Corporation is not a party, signatory or beneficiary of that agreement.

C. The Company issued 90,000,000 common shares to Capital Realm in connection with the IP contribution, and Capital Realm is the sole pre-Closing shareholder of the Company.

D. The Board has reviewed the Purchase Agreement, Subscription Agreement and related Transaction Documents under which the Company will issue 90,000,000 new common shares to Vystar Corporation at Closing, and Capital Realm and Vystar Corporation will each hold 50% of the Company immediately thereafter.

E. The Transaction Documents provide that Capital Realm will receive exactly 8,371 shares of Vystar 10% Series B Preferred Stock, each convertible into 1,000 shares of Vystar common stock, for an aggregate initial conversion entitlement of 8,371,000 common shares, together with an initial and continuing true-up to 34.0% of Vystar common stock for 24 months, $50,000 at Closing and $200,000 under the additional-financing payment mechanism and outside payment obligation.

F. The Board has considered the integrated consideration and benefits to the Company, including Vystar's participation as a strategic shareholder, public-company infrastructure, accounting and financial support and support for additional financing, and has determined that the consideration and benefits are adequate and in the best interests of the Company.

NOW, THEREFORE, BE IT RESOLVED that the following resolutions are adopted:

1. Acceptance and Ratification of IP Assignment. The Company's acceptance of the IP Assignment and all actions taken by Marilyn Roosevelt and other authorized representatives to execute and implement the IP Assignment are ratified, confirmed and approved. The Board confirms that the assigned property is owned by the Company and has not been transferred directly to Vystar Corporation.

2. Ratification of Initial Share Issuance. The prior issuance of 90,000,000 common shares to Capital Realm in consideration of the IP contribution and related benefits is ratified, confirmed and approved. The Board determines that the consideration received was adequate and that the shares are fully paid and nonassessable.

3. Approval of Transaction Documents. The Purchase Agreement, Subscription Agreement, True-Up Agreement, Shareholders Agreement and the other Transaction Documents, substantially in the forms presented to the Board and subject to final legal, tax, accounting and securities review, are approved.

Capital Realm is authorized to enter into and perform the Transaction Documents and to pay or cause to be paid the aggregate Series B subscription price of $0.8371 at Closing.

4. **Determination of Adequate Consideration.** The Board determines that the consideration and benefits received or to be received by the Company for the 90,000,000 common shares to be issued to Vystar Corporation are adequate. This determination includes the integrated Vystar securities and cash consideration payable to Capital Realm, Vystar's acquisition participation, financing support, financial and accounting support, public-company infrastructure and the other covenants in the Transaction Documents.

5. **Issuance of Shares to Vystar.** Subject to satisfaction or written waiver of the Closing conditions, the Company is authorized to issue 90,000,000 common shares to Vystar Corporation at Closing. The shares shall be issued in book-entry form, fully paid and nonassessable, subject to the final Shareholders Agreement, applicable securities laws and the required restrictive notation.

6. **Simultaneous Closing and Escrow.** The issuance instructions and stock-ledger entry for the Vystar shares shall be held in escrow or otherwise made effective only when the Company receives written confirmation that the Vystar consideration securities, initial true-up shares, $50,000 Closing payment, transfer-agent confirmation, lender releases and other material Closing deliveries have become effective. No partial Closing or early issuance is authorized.

7. **Post-Closing Capitalization.** Upon effective issuance, the Company's stock ledger shall reflect 180,000,000 common shares issued and outstanding: 90,000,000 held by Capital Realm and 90,000,000 held by Vystar Corporation.

8. **Deferred Cash Payment and Financing Proceeds.** The Company is authorized and directed to apply financing proceeds from additional financing completed during the 12 months after Closing toward the $200,000 deferred cash consideration owed to Capital Realm, in the manner and timing required by the Purchase Agreement. The Company may execute an irrevocable direction instructing an escrow agent, broker-dealer, placement agent, bank or financing administrator to remit the required amount directly to Capital Realm.

9. **Protection of Company Intellectual Property.** The Board confirms that the IP Assignment remains a bilateral agreement and that the Company retains legal title to the assigned property. No direct assignment, pledge, exclusive license or transfer of material R3alm Ecosystem intellectual property to Vystar Corporation or another person is approved by these resolutions except as expressly authorized under the final Shareholders Agreement and applicable reserved-matter approvals.

10. **Authorized Signatory and Certifying Officer.** Marilyn Roosevelt, Director, is authorized to execute the Purchase Agreement, Shareholders Agreement, financing-proceeds payment direction, certificates and ancillary documents on behalf of the Company. Martin K. Pelcin, Director and Corporate Secretary, is authorized to certify these resolutions, update the minute book and stock ledger, issue book-entry statements and complete corporate filings and notices.

11. **Further Actions.** Each authorized officer is empowered to take any further action and execute any further document reasonably necessary to carry out these resolutions, provided that no material change to the 50% / 50% capitalization, the financing-proceeds covenant or the Company's ownership of the assigned IP may be made without further Board and shareholder approval.

12. **Ratification.** All lawful actions previously taken by the directors, officers, employees and agents of the Company consistent with these resolutions are ratified, confirmed and approved.

SIGNATURE PAGE

This written consent becomes effective when signed by all directors of the Company and shall be filed with the Company's permanent corporate records.

Signed by: Marilyn Roosevelt	DocuSigned by: Martin Pelcin
Marilyn Roosevelt	**Martin K. Pelcin**
Director	Director and Corporate Secretary
Date: 8/5/2026	Date: 8/4/2026

FORM OF WRITTEN CONSENT OF THE SHAREHOLDERS

r3alm inc.

Post-Closing Board, Shareholders Agreement and Governance Resolutions

Effective immediately after the Closing under the Purchase Agreement

This form must be conformed to the final transaction documents and governing documents before signature.

Capital Realm, Inc. and Vystar Corporation, being the holders of all issued and outstanding common shares of r3alm inc. immediately following the Closing, hereby adopt the following resolutions. This form must be completed to conform to the final Shareholders Agreement, Articles of Incorporation and Bylaws before execution.

RECITALS

A. Immediately after Closing, Capital Realm, Inc. and Vystar Corporation will each hold 90,000,000 common shares, representing 50% of the issued and outstanding common shares of the Company.

B. The shareholders will enter into a Shareholders Agreement governing board composition, reserved matters, transfer restrictions, information rights, intellectual-property protections, financing, deadlock, exit rights and related matters.

C. The shareholders desire to make the Shareholders Agreement known to the Company, elect the post-Closing directors, implement required transfer-restriction notices and ratify the properly completed Closing actions.

NOW, THEREFORE, BE IT RESOLVED that the following resolutions are adopted:

1. Confirmation of Capitalization. The shareholders confirm that the Company has 180,000,000 common shares issued and outstanding immediately after Closing, with 90,000,000 held by Capital Realm, Inc. and 90,000,000 held by Vystar Corporation.

2. Board Size. The authorized number of directors is fixed at [NUMBER OF DIRECTORS], consistent with the final Shareholders Agreement and the Company's Articles and Bylaws.

3. Election of Directors. The following persons are elected to serve as directors until their successors are duly elected and qualified or until earlier resignation or removal in accordance with the Shareholders Agreement: [CAPITAL REALM DESIGNEE(S)] and [VYSTAR DESIGNEE(S)].

4. Approval and Delivery of Shareholders Agreement. The final Shareholders Agreement is approved by the shareholders, made known to the Company and delivered to the Company for inclusion in its permanent records. The shareholders direct the Company and its Board to perform the obligations allocated to them under that agreement, subject to applicable law.

5. Transfer-Restriction and Shareholder-Agreement Notices. The Company is directed to place every notation, legend or information-statement notice required by the final Shareholders Agreement and applicable law on its stock ledger, book-entry statements and any certificates, including notice of transfer restrictions and the existence of the Shareholders Agreement.

6. Reserved Matters and IP Protection. The Company shall not sell, assign, pledge, encumber, exclusively license, abandon or otherwise dispose of material R3alm Ecosystem intellectual property except with the approvals required by the final Shareholders Agreement and applicable law.

7. Direction to Post-Closing Board. The post-Closing Board is directed promptly to appoint officers, approve the initial business plan and budget, establish banking and payment controls, adopt an authority matrix,

confirm the financing-proceeds payment direction, maintain the stock ledger and implement the final Shareholders Agreement.

8. Ratification of Closing. The issuance of 90,000,000 shares to Vystar Corporation, the updated stock ledger and all other Closing actions properly completed under the Purchase Agreement are ratified and approved.

9. Further Actions. The directors and officers are authorized to take all further actions reasonably necessary to implement these resolutions and the final Shareholders Agreement.

SIGNATURE PAGE

IN WITNESS WHEREOF, the shareholders have executed this written consent effective immediately after the Closing.

CAPITAL REALM, INC.

By: Bernie O'Neill
Name: Bernie O'Neill
Title: Chief Executive Officer and Director
Date: 8/4/2026

VYSTAR CORPORATION

By: Jamie Rotman
Name: Jamie Rotman
Title: President, Chief Executive Officer and Chief Financial Officer
Date: 8/4/2026

UNANIMOUS WRITTEN CONSENT OF THE POST-CLOSING BOARD OF DIRECTORS

r3alm inc.

Organizational, Officer, Banking, Budget, IP and Compliance Resolutions

Effective immediately after the post-Closing directors take office

This form must be conformed to the final transaction documents and governing documents before signature.

The undersigned, constituting all members of the post-Closing Board of Directors (the "Board") of r3alm inc., a Wyoming corporation, Wyoming Company No. 2026-002015010 (the "Company"), adopt the following organizational resolutions by written consent in lieu of a meeting. The names, offices, approval thresholds and schedules must be completed from the final Shareholders Agreement and Closing documents before execution.

RECITALS

A. Capital Realm, Inc. and Vystar Corporation each hold 90,000,000 common shares of the Company immediately after Closing and have approved the final Shareholders Agreement and elected the post-Closing Board.

B. The Company must implement its post-Closing management structure, financial controls, financing-proceeds payment obligations, intellectual-property protections, corporate records and compliance program.

C. The Board has reviewed the final Purchase Agreement, Shareholders Agreement, initial business plan and budget, proposed authority matrix, banking resolutions, stock-ledger materials and related Closing instruments.

NOW, THEREFORE, BE IT RESOLVED that the following resolutions are adopted:

1. Acceptance of Office. Each undersigned director accepts election to the Board and confirms that the director has received or had access to the Company's governing documents, final Shareholders Agreement and material transaction documents.

2. Appointment of Officers. The persons identified on Schedule A are appointed to the offices stated, to serve subject to the Company's Bylaws, final Shareholders Agreement, Board supervision and the limitations stated in the approved authority matrix.

3. Officer Authority. Each officer may perform the ordinary duties of the office and execute documents within the approved budget and authority matrix. No officer may unilaterally take a reserved action, dispose of material intellectual property, issue equity, incur unapproved debt, enter into a related-party transaction or modify a material transaction obligation.

4. Initial Business Plan and Budget. The initial post-Closing business plan and budget attached as Schedule B are approved. Expenditures outside the approved budget or above the applicable approval threshold require the approvals specified in the final Shareholders Agreement and authority matrix.

5. Bank Accounts and Payment Controls. The Company is authorized to establish and maintain accounts at [BANK NAME]. The authorized signers and approval thresholds are set forth on Schedule C. Dual approval is required for payments above $[THRESHOLD], all related-party payments and any transfer of financing proceeds earmarked for the deferred cash consideration, unless a stricter requirement applies under the final Shareholders Agreement.

6. Deferred Cash Consideration and Financing Proceeds. The financing-proceeds payment direction and the Company's obligation to apply proceeds from additional financing completed during the 12 months

after Closing toward the $200,000 deferred cash consideration payable to Capital Realm are confirmed and approved. Officers shall provide required notices, reports and remittances within the time periods stated in the Purchase Agreement.

7. **Corporate Records and Stock Ledger.** The Corporate Secretary is directed to maintain the minute book, stock ledger, book-entry statements, transfer-restriction notices, capitalization records and copies of the final transaction documents. The stock ledger shall reflect 90,000,000 shares held by Capital Realm and 90,000,000 shares held by Vystar immediately after Closing.

8. **Intellectual Property Safeguards.** The R3alm Ecosystem intellectual property remains owned by the Company. No sale, assignment, pledge, exclusive license, abandonment, transfer to an affiliate or other disposition of material intellectual property may occur without every approval required by the final Shareholders Agreement, governing documents and applicable law.

9. **Related-Party Transactions and Conflicts.** Any transaction involving Capital Realm, Vystar, a director, officer or affiliate shall be fully disclosed, documented on arm's-length terms and approved using the disinterested and reserved-matter procedures required by the final Shareholders Agreement and applicable law.

10. **Accounting, Reporting and Access.** Management shall establish accounting records, internal controls, financial reporting, tax and regulatory procedures and shareholder information access consistent with the final Shareholders Agreement. Material financial information shall be made available simultaneously to both shareholders, subject to lawful confidentiality restrictions.

11. **Insurance, Indemnification and Compliance.** The officers are authorized to obtain appropriate directors' and officers' liability, cyber, errors-and-omissions and other insurance within the approved budget; implement securities, privacy, data-security, intellectual-property and corporate compliance procedures; and provide indemnification to directors and officers to the extent authorized by the governing documents and law.

12. **Ratification of Closing and Prior Acts.** All lawful post-Closing actions taken consistently with the Purchase Agreement, final Shareholders Agreement and these resolutions are ratified, confirmed and approved.

13. **Further Actions.** Each authorized officer is empowered to execute further documents and take further actions reasonably necessary to implement these resolutions, provided that no action may alter the 50% / 50% capitalization, the deferred cash obligation, a reserved matter or the Company's ownership of the assigned intellectual property without the required further approvals.

SCHEDULE A - POST-CLOSING OFFICERS

Office	Appointee	Special Authority / Limitations
Chief Executive Officer	[NAME]	[COMPLETE FROM FINAL GOVERNANCE DOCUMENTS]
President / Chief Operating Officer	[NAME]	[COMPLETE FROM FINAL GOVERNANCE DOCUMENTS]
Chief Financial Officer / Controller	[NAME]	[COMPLETE FROM FINAL GOVERNANCE DOCUMENTS]
Corporate Secretary	[NAME]	[COMPLETE FROM FINAL GOVERNANCE DOCUMENTS]

SCHEDULE B - INITIAL BUSINESS PLAN AND BUDGET

Attach the Board-approved initial business plan, 12-month operating budget, funding sources and use-of-funds schedule.

SCHEDULE C - BANKING AND AUTHORITY MATRIX

Insert bank, accounts, authorized signers, dual-approval threshold, wire controls, financing-proceeds remittance controls and emergency authority.

SIGNATURE PAGE

This consent becomes effective when signed by all post-Closing directors of the Company and shall be filed with the Company's permanent corporate records.

______________________________	______________________________
[CAPITAL REALM DESIGNEE]	**[VYSTAR DESIGNEE]**
Director	Director
Date: ___________________________	Date: ___________________________
______________________________	______________________________
[ADDITIONAL DIRECTOR, IF ANY]	**[ADDITIONAL DIRECTOR, IF ANY]**
Director	Director
Date: ___________________________	Date: ___________________________

Complete the Board roster from the final Shareholders Agreement and post-Closing shareholder consent; remove unused signature blocks.

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

VYSTAR CORPORATION

Acquisition of 50% of r3alm inc.; Securities Issuance; Cash Consideration; True-Up and Related Actions

Effective as of [DATE], 2026

This form must be conformed to the final transaction documents and governing documents before signature.

The undersigned, constituting all members of the Board of Directors (the "Board") of Vystar Corporation, a Georgia corporation ("Vystar"), hereby adopt the following resolutions by written consent in lieu of a meeting, subject to Vystar's Articles of Incorporation, Bylaws and applicable law.

RECITALS

A. Vystar proposes to enter into the Purchase Agreement with Capital Realm, Inc. and r3alm inc. under which r3alm will issue 90,000,000 common shares to Vystar, representing 50% of r3alm immediately after Closing.

B. r3alm is the owner of the R3alm Ecosystem intellectual property pursuant to the bilateral IP Assignment between Capital Realm and r3alm effective July 24, 2026. Vystar is not a party, signatory or beneficiary of the IP Assignment and will acquire an equity interest in r3alm rather than direct title to the assigned intellectual property.

C. As consideration, Vystar will issue exactly 8,371 shares of Vystar 10% Series B Preferred Stock having an initial aggregate conversion entitlement of exactly 8,371,000 shares at a stated conversion rate of one Series B Preferred Share for 1,000 shares of Vystar common stock; issue initial and continuing true-up shares so that Capital Realm maintains 34.0% of Vystar common stock for 24 consecutive months; pay $50,000 to Capital Realm at Closing; and remain obligated for the $200,000 deferred cash payment administered through the r3alm additional-financing payment mechanism and outside due date stated in the Purchase Agreement.

D. The Board has reviewed the Purchase Agreement, Subscription Agreement, True-Up Agreement, proposed Shareholders Agreement, proposed transfer-agent instructions, financing-proceeds payment direction and the other closing documents and has considered the strategic and financial benefits, risks, dilution, accounting treatment, securities-law requirements and conditions to Closing.

E. The Board desires to approve the transactions and, to the extent an amendment to the Articles of Incorporation, a new or amended preferred-stock designation, a class vote, a shareholder vote, lender consent or regulatory filing is required, to authorize and direct the applicable process before Closing.

NOW, THEREFORE, BE IT RESOLVED that the following resolutions are adopted:

1. **Approval of Acquisition and Transaction Documents.** The Purchase Agreement, Subscription Agreement, True-Up Agreement, Shareholders Agreement and all related transfer-agent instructions, certificates, financing-proceeds directions, legal opinions, closing memorandum and ancillary documents, substantially in the forms presented and subject to final counsel review, are approved. Vystar is authorized to enter into and perform the Transaction Documents.

2. **Determination of Corporate Benefit and Adequacy of Consideration.** The Board determines that the 90,000,000 r3alm common shares and the strategic, financing, technological and commercial benefits to be received by Vystar constitute adequate consideration and that the transaction is advisable and in the best interests of Vystar and its shareholders, subject to satisfaction or written waiver of all applicable Closing conditions.

3. Acquisition of r3alm Shares. Vystar is authorized to acquire and accept 90,000,000 newly issued common shares of r3alm at Closing, representing 50% of the 180,000,000 r3alm common shares expected to be issued and outstanding immediately after Closing.

4. Series B Consideration Shares and Par Subscription. Vystar is authorized to make available for subscription and issue to Capital Realm exactly eight thousand three hundred seventy-one (8,371) whole shares of Vystar 10% Series B Preferred Stock at a subscription price of $0.0001 per share, for an aggregate subscription price of $0.8371, each preferred share being convertible into one thousand (1,000) shares of Vystar common stock as of Closing, for exactly eight million three hundred seventy-one thousand (8,371,000) initial common-stock equivalents. The Board determines that the nominal subscription price is adequate issuance consideration and does not reduce or offset the separate acquisition consideration payable under the Purchase Agreement. If any pre-Closing stock split adjustment, charter provision, transfer-agent convention or other corporate action would cause those 8,371 Series B Preferred Shares to convert into fewer than 8,371,000 common shares, the authorized officers shall complete, before Closing, the amendment, restatement, replacement security or other corporate action approved by Capital Realm that is necessary to preserve the exact conversion entitlement.

5. Preferred Stock Amendment or Replacement Designation. The officers and counsel are authorized and directed to prepare and file, before Closing, any amendment, restatement, acquisition-specific preferred series or replacement designation necessary to make the agreed 1:1,000 conversion ratio, as-converted voting rights, cumulative dividend rights and other approved terms legally effective and not subject to an inconsistent reverse-split adjustment or administrative convention. Any shareholder or class approval legally required for such action must be obtained before filing or issuance.

6. Initial and Continuing True-Up. The issuance of the Initial True-Up Shares at Closing and all additional True-Up Shares required during the 24-month True-Up Period is approved, subject to the calculation, reporting, exclusions and procedures stated in the True-Up Agreement. The 34.0% ownership requirement is the controlling economic term.

7. Reservation of Common Stock. Vystar shall reserve and keep available a sufficient number of authorized and unissued common shares to cover: (a) full conversion of the acquisition Series B Preferred Shares; (b) all dividends or other amounts payable or convertible in common stock; (c) the Initial True-Up Shares; (d) projected additional True-Up Shares; and (e) a reasonable administrative buffer of not less than 20% above the then-calculated requirement, unless Capital Realm approves a different reserve in writing.

8. Cash Consideration. Vystar is authorized and directed to pay $50,000 to Capital Realm less $20,000 deposit in immediately available funds at Closing and to perform the $200,000 deferred cash payment obligation under the Purchase Agreement. Vystar shall cause and authorize r3alm to remit financing proceeds as the agreed payment mechanism and shall pay any remaining balance by the 12-month outside payment date.

9. 10.

11.

12. Securities-Law and Public Disclosure Filings. The officers and counsel are authorized and directed to determine and implement the applicable private-placement exemption; prepare and file all required federal and state securities notices; prepare and file any required Current Report on Form 8-K and related exhibits; coordinate beneficial-ownership and Section 16 reporting; and make all other SEC, state, OTC market, transfer-agent and corporate filings or disclosures required by the transaction.

13. Shareholder Approval Process. To the extent shareholder or class approval is required by law, Vystar's Articles, existing preferred-stock rights, a trading-market rule or a material contract, the Board approves submission of the applicable proposals to the shareholders, recommends approval, authorizes the

accompanying notice, proxy or consent materials, and authorizes the officers to call and conduct a special meeting or solicit written consents as legally permitted. No affected securities shall be issued before the required approval becomes effective.

14. **Conflicts, Related-Party Review and Disinterested Approval.** Each director shall disclose any financial, familial, affiliate or other interest in the transaction or any consideration recipient. To the extent required by law, the Articles, Bylaws, corporate policy or counsel, the transaction shall also be approved by the disinterested directors or an authorized independent committee after review of the material terms, fairness, alternatives and public-company disclosure obligations.

15. **Authorized Signatory.** Jamie Rotman, as President, Chief Executive Officer and Chief Financial Officer, is authorized to execute and deliver the Transaction Documents, including the Subscription Agreement and receipt acknowledgement, and all related certificates, notices, filings, payment instructions and closing instruments on behalf of Vystar and to approve nonmaterial conforming changes after consultation with counsel. No authorized person may reduce the 90,000,000 r3alm shares, the 8,371 Series B Preferred Shares, the 8,371,000 initial common-equivalent shares, the 34.0% protection, the 24-month True-Up Period or the $250,000 cash consideration without further Board approval.

16. **No Partial Closing.** Vystar shall not complete a partial Closing. The acquisition of the r3alm shares, issuance of the Vystar consideration securities, issuance of the Initial True-Up Shares, payment of $50,000 and delivery of the material closing documents shall become effective as one integrated transaction.

17. **Ratification and Further Actions.** All prior lawful actions consistent with these resolutions are ratified. Each authorized officer is empowered to execute further documents, pay reasonable fees and take further actions necessary or advisable to carry out these resolutions, with such execution or performance constituting conclusive evidence of approval.

SIGNATURE PAGE

This written consent may be executed in counterparts and by electronic signature and becomes effective when signed by all members of the Vystar Board entitled to act on the matters addressed herein.

Jamie Rotman
Director; President, Chief Executive Officer and Chief Financial Officer
Date: 8/4/2026

Joseph Carmen Allegra, Jr., Ph.D.
Director
Date: 8/3/2026

Bryan Stone, M.D.
Director
Date: 8/5/2026

Byron L. Novosad, D.D.S.
Director
Date: 8/3/2026

Board roster should be reconfirmed against Vystar's corporate records and any SEC filing made after the latest filing reviewed before execution.

FORM OF SHAREHOLDER RESOLUTIONS

VYSTAR CORPORATION

Charter / Preferred Stock Amendment and Transaction Approval - Use Only to the Extent Required

Effective as of [DATE], 2026

This form must be conformed to the final transaction documents and governing documents before signature.

These resolutions are intended for submission to the shareholders of Vystar Corporation at a duly called meeting or through a legally permitted written-consent process. The final voting groups, record date, vote threshold, notice, proxy or consent materials and any dissenters' rights must be determined from Vystar's Articles of Incorporation, Bylaws, existing preferred-stock terms, applicable law and securities counsel advice.

RECITALS

A. The Board has approved the proposed acquisition by Vystar of 90,000,000 common shares of r3alm inc., representing 50% of r3alm immediately after Closing, and has approved the Purchase Agreement, Subscription Agreement, True-Up Agreement and related Transaction Documents.

B. The transaction contemplates issuance to Capital Realm of exactly 8,371 shares of Vystar 10% Series B Preferred Stock having an initial aggregate conversion entitlement of 8,371,000 shares at a stated ratio of one Series B Preferred Share for 1,000 common shares, together with an initial and continuing true-up to 34.0% ownership for 24 months.

C. The Board may determine that shareholder or class approval is required to amend Vystar's Articles or preferred-stock terms, authorize or ratify the issuance, approve a change-of-control consequence, increase authorized shares or satisfy another legal or contractual requirement.

NOW, THEREFORE, BE IT RESOLVED that the following resolutions are adopted:

1. Approval of Transaction. The Purchase Agreement, Subscription Agreement, True-Up Agreement and the acquisition by Vystar of 90,000,000 r3alm common shares are approved, authorized and ratified, including the subscription and issuance of 8,371 Series B Preferred Shares at $0.0001 per share and receipt of the aggregate $0.8371 subscription price.

2. **Approval of Articles Amendment or Preferred Stock Designation.** The amendment, restatement or acquisition-specific preferred-stock designation presented to the shareholders, establishing or confirming the agreed 1:1,000 conversion ratio, as-converted voting rights, cumulative dividend rights and related terms for the acquisition Series B Preferred Shares, is approved.

3. **Approval of Securities Issuance.** The issuance to Capital Realm of exactly 8,371 acquisition Series B Preferred Shares, the reservation of 8,371,000 common shares for their conversion, the Initial True-Up Shares and all additional True-Up Shares required during the 24-month True-Up Period is approved.

5. **Approval of Change-of-Control or Similar Consequences, If Required.** To the extent the transaction is deemed to result in a change of control or requires shareholder approval under the Articles, applicable law, a trading-market standard or a material contract, the transaction and those consequences are approved.

6. **Authorization to Complete and File Amendments.** The Board and authorized officers are empowered to complete, execute and file the approved Articles of Amendment or designation and to make nonmaterial

changes required by the Georgia Secretary of State, securities regulators or counsel, provided that the material economic rights approved by the shareholders are not reduced.

7. **Authority to Abandon.** The Board may abandon an approved amendment or transaction before effectiveness if a material Closing condition is not satisfied or if the Board determines in good faith that abandonment is in Vystar's best interests, subject to contractual rights of the other parties.

8. **Ratification.** All lawful actions of the Board and officers consistent with these resolutions are ratified, confirmed and approved.

CERTIFICATION OF SHAREHOLDER ACTION

The undersigned certifies that the foregoing resolutions were duly submitted to and approved by the required voting groups of Vystar Corporation on [DATE], 2026, by [MEETING / WRITTEN CONSENT], with the following vote:

Voting Group	Votes For	Votes Against	Abstentions	Required Vote Met
Common Stock				
Series A Preferred Stock				
Series B Preferred Stock				
Series C Preferred Stock				

VYSTAR CORPORATION

By: ________________________________
Name: [CERTIFYING OFFICER]
Title: [TITLE]
Date: ______________________________

CORPORATE RESOLUTION CERTIFICATES AND EXECUTION MATRIX

Vystar Corporation - Capital Realm, Inc. - r3alm inc. Transaction

Prepared as of July 27, 2026

This form must be conformed to the final transaction documents and governing documents before signature.

EXECUTION MATRIX

Item	Current Draft Treatment	Completion Required
Capital Realm Board Consent	Required closing delivery under the Purchase Agreement; also ratifies the IP Assignment.	Confirm all current directors and obtain every required signature.
Capital Realm Shareholder Consent	Protective approval and ratification of the IP transfer and transaction.	Confirm shareholder roster and whether approval is required under the Articles, Regulations or Ohio law.
Capital Realm Sole Shareholder Consent of r3alm	Required because Capital Realm owns all 90,000,000 pre-Closing shares and the Company will issue more than 20% voting power for noncash consideration.	Execute before or simultaneously with Closing.
r3alm Pre-Closing Board Consent	Required closing delivery; approves the 90,000,000-share issuance, adequate consideration, financing-proceeds covenant and stock-ledger update.	Confirm current Board roster and authorized signatory authority.
r3alm Post-Closing Shareholder Consent	Required to fix the Board, elect directors, make the final Shareholders Agreement known to the Company and implement transfer notices.	Complete Board size and director nominees from the final Shareholders Agreement.
r3alm Post-Closing Board Consent	Required organizational action after the new Board takes office.	Complete officers, budget, bank, signers, thresholds and authority matrix.
Vystar Board Consent	Required closing delivery; approves the acquisition, securities, cash consideration, true-up, reserve, transfer-agent instructions and filings.	Reconfirm Board roster and obtain all director signatures.
Vystar Shareholder Resolutions	Conditional; required only to the extent a charter amendment, class vote, issuance approval, change-of-control approval or authorized-share increase is required.	Securities counsel must determine voting groups, threshold, record date, notice and proxy/consent process.

OPEN COMPLETION ITEMS

Item	Current Draft Treatment	Completion Required
Closing Date	All transaction resolutions use [DATE] or effectiveness at Closing.	Insert the approved adoption date and final Closing Date.

Item	Current Draft Treatment	Completion Required
Series B Subscription Price / Settlement	Capital Realm subscribes for 8,371 Series B Preferred Shares at $0.0001 per share, for an aggregate par subscription price of $0.8371. The Closing statement may reflect payment, an authorized accounting settlement or payment rounded to $0.84 with the excess treated as additional paid-in capital.	Confirm the final settlement method, Vystar receipt acknowledgement, accounting treatment and transfer-agent issuance entry at Closing.
Final Transaction Documents	The forms refer to the Stock Purchase, Share Exchange and Equity Acquisition Agreement v1.3, the Series B Preferred Stock Subscription Agreement v2.0, the True-Up Agreement v2.1 and the r3alm inc. Shareholders Agreement execution form v1.1.	Attach or identify the exact final execution versions, effective dates and executed counterparts.
Capital Realm Governance	Bernie O'Neill is identified as Chief Executive Officer and Director; other directors and shareholders are not confirmed in the available documents.	Confirm full Board and shareholder rosters, voting rights and governing-document consent requirements.
r3alm Governance	Marilyn Roosevelt and Martin K. Pelcin are used as the current directors; the post-Closing Board and officers are left open.	Confirm current incumbency and complete post-Closing nominees and officer appointments.
Vystar Board	The latest reviewed SEC filing identifies Jamie Rotman, Joseph Allegra, Bryan Stone and Byron Novosad as directors.	Reconfirm no later change before execution.
Series B Terms	The transaction requires a legally effective 1:1,000 ratio for the acquisition securities.	Obtain the final filed amendment or acquisition-specific designation and confirm class/shareholder approval requirements.
Capitalization / Reserve	The exact Initial True-Up and reserve depend on transfer agent common shareholder table.	Complete and attach the capitalization certificate and reserve calculation.
Blue Oar / Lender Restriction	The Purchase Agreement conditions Closing on removal or waiver of any restriction affecting preferred conversion or issuance.	Obtain written payoff, consent, release or counsel confirmation.
Transfer Agent	Standing instructions are contemplated by the True-Up Agreement.	Obtain transfer-agent acknowledgement, issuance confirmation and reserve confirmation.
Cash Consideration	The documents require $50,000 at Closing and $200,000 through financing proceeds, with a 12-month outside obligation.	Insert wire instructions and execute the financing-proceeds payment direction.
Shareholders Agreement	The current uploaded Shareholders Agreement contains unresolved provisions and factual inconsistencies.	Use a final revised agreement consistent with the current 90,000,000 / 90,000,000 structure before signing the resolutions.
Conflicts / Committee Review	No director-specific conflict information was supplied.	Confirm disclosures and obtain any required disinterested-director, committee or shareholder approval.

CERTIFICATE OF ADOPTED RESOLUTIONS

I, [SECRETARY OR AUTHORIZED CERTIFYING OFFICER], the [TITLE] of CAPITAL REALM, INC., an Ohio corporation (the "Corporation"), certify that:

1. The attached Unanimous Written Consent of the Board of Directors of Capital Realm, Inc. is a true, complete and correct copy of resolutions duly adopted in accordance with the Corporation's governing documents and applicable law.

2. The resolutions have not been amended, rescinded or revoked and remain in full force and effect as of the date of this certificate.

3. The persons identified in the resolutions as authorized officers hold the offices stated and their signatures are genuine.

4. The Corporation's governing documents have not been amended in a manner that would render the attached resolutions invalid or ineffective.

IN WITNESS WHEREOF, I have executed this certificate on [DATE], 2026.

CAPITAL REALM, INC.

By: ________________________________
Name: [SECRETARY OR AUTHORIZED CERTIFYING OFFICER]
Title: [TITLE]
Date: ______________________________

CERTIFICATE OF ADOPTED RESOLUTIONS

I, Martin K. Pelcin, the Corporate Secretary of r3alm inc., a Wyoming corporation (the "Corporation"), certify that:

1. The attached Unanimous Written Consent of the Board of Directors of r3alm inc. is a true, complete and correct copy of resolutions duly adopted in accordance with the Corporation's governing documents and applicable law.

2. The resolutions have not been amended, rescinded or revoked and remain in full force and effect as of the date of this certificate.

3. The persons identified in the resolutions as authorized officers hold the offices stated and their signatures are genuine.

4. The Corporation's governing documents have not been amended in a manner that would render the attached resolutions invalid or ineffective.

IN WITNESS WHEREOF, I have executed this certificate on [DATE], 2026.

r3alm inc.

By: Martin Pelcin ______________________
Name: Martin K. Pelcin
Title: Corporate Secretary
Date: 8/4/2026

CERTIFICATE OF ADOPTED RESOLUTIONS

I, [SECRETARY OR AUTHORIZED CERTIFYING OFFICER], the [TITLE] of VYSTAR CORPORATION, a Georgia corporation (the "Corporation"), certify that:

1. The attached Unanimous Written Consent of the Board of Directors of Vystar Corporation is a true, complete and correct copy of resolutions duly adopted in accordance with the Corporation's governing documents and applicable law.

2. The resolutions have not been amended, rescinded or revoked and remain in full force and effect as of the date of this certificate.

3. The persons identified in the resolutions as authorized officers hold the offices stated and their signatures are genuine.

4. The Corporation's governing documents have not been amended in a manner that would render the attached resolutions invalid or ineffective.

IN WITNESS WHEREOF, I have executed this certificate on [DATE], 2026.

VYSTAR CORPORATION

By: ______________________________
Name: [SECRETARY OR AUTHORIZED CERTIFYING OFFICER]
Title: [TITLE]
Date: 8/5/2026